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                                                                    Exhibit 3.15


                                THE COMPANIES ACT

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                            Company Limited By Shares

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                            MEMORANDUM OF ASSOCIATION

                                       OF

                           PARADISE BEACH INN LIMITED

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The name of the Company is: "PARADISE BEACH INN LIMITED".

The Registered Office of the Company will be situate in the Island of New Providence within the Commonwealth of The Bahamas.

The Objects for which the Company is established are:-

(l) To carry on the business of hotel, restaurant, cafe, roadhouse, motel, holiday camp, caravan site and apartment-house keepers.

(2) To fit up and furnish any property for the purpose of letting the same to visitors or guests whether in single rooms, suites, chalets, caravans, movable structures, cottages or otherwise.

(3) To buy, sell (both to persons residing on the company's premises and to non-residents), import, produce, manufacture or otherwise deal in food and food products, meat, groceries, fruits, confectionery wine, spirit, beer and alcoholic beverages, tobacco, druggist supplies, beverages, linen, furniture and furnishings and other articles required in the said businesses.

(4)  To appropriate any part or parts of the property
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     of the company for the purpose of and to build or let shops, offices, and other places of business and to use or lease any part of the property of the company not required for the purposes aforesaid for any purpose for which it may be conveniently used or let.

(5)  To carry on the business of theatre ticket agents in all its branches.

(6) To carry on business as proprietors of restaurants, hotels, refreshment and tea rooms, cafes and milk and snack bars, tavern, beer-house, and lodging-house keepers, licensed victuallers, wine, beer, and spirit merchants, brewers, maltsters, distillers, importers and manufacturers of aerated, mineral and artificial waters and other drinks, and as caterers and contractors in all their respective branches.

(7) To carry on business as bakers, confectioners, tobacconists, butchers, fishmongers, dairymen, grocers, poulterers, greengrocers, farmers, ice merchants and ice-cream manufacturers, and to manufacture, buy, sell, refine, prepare, grow, import and deal in provisions of all kinds, both wholesale and retail and whether solid or liquid.

(8) To establish and provide all kinds of facilities and attractions for customers and others; and in particular, reading, writing and smoke rooms, lockers and safe deposits, telephones, telegraphs, clubs, stores, shops and lavatories.

(9) To carry on all or any of the businesses of dry cleaners, launderers, dyers, tinters, bleachers, and laundry sundriesmen and the business of repairing tailors and a valeting service; to dye,
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     colour, bleach, size, wash, clean, dry, iron, press, disinfect, renovate, waterproof, and prepare for use, all manner of fibrous substances, articles of wearing apparel, household, domestic, or other linen, silk, cotton, woollen and fibrous goods, clothing and fabrics of every description, upholstery, carpets, furniture, and all other kinds of articles, domestic or otherwise.

(10) To carry on all or any of the businesses of manufacturers and merchants of, agents for, and dealers in chemicals, dyestuff, acids, soaps, scouring powders, disinfectants, and dyeing, bleaching, cleaning, dressing, finishing and other plant, machinery, and apparatus; and to manufacture, buy, sell and deal in all materials, articles, and things capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by any of the customers of or persons dealing with the company.

(11) To carry on all or any of the business of entertainment promoters, sports promoters, artistes, managers and artistes' personal representatives in all or any spheres of entertainment and sport.

(12) To provide on such terms as the company may deem expedient all or any of the management, secretarial, advertising, publicity, accountancy, personal and social facilities and services required or used in connection with their professional engagements by artistes and others engaged in theatrical, film, radio, television entertainment or sporting activities.

(13) To acquire copyrights, rights of production or presentation, licences and privileges of any sort likely to be conducive to the objects of the
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(14) To employ persons to write, compose, or adapt plays, films, radio and television productions, sketches, songs, music and dances.

(15) To print, publish, or cause to be printed or published any play, film, song music or words of which the company has a copyright or right to publish and to sell and distribute and deal with any matter so printed as the company may think fit and to grant licences or rights in respect of any property of the company or any other person or persons firm or company.

(16) To enter into agreements with authors or other persons for the presentation of films, radio and television productions, musical compositions, plays, and other dramatic and musical entertainments in the Commonwealth of The Bahamas and elsewhere as well as for the foreign and commonwealth rights.

(17) To carry on the business or businesses of music printers, copyists, engravers, lithographers, publishers, arrangers, booksellers, bookbinders, publishers' remaindermen, scenic artists, art decorators, contractors for the supply of scenery and the erection and fitting up of temporary or permanent stages, theatres or halls.

(18) To carry on the business or businesses of literary, theatrical, advertising, publicity, press and employment agents and to undertake and execute any agency or agencies, and in particular for authors, dramatists, composers, actors, musicians, singers, entertainers, theatre proprietors and managers, film and television producers or others, as may be thought desirable.

(19) To carry on the business or businesses of producers and presenters of and dealers in plays, revues,
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     opera, ballet, pantomimes, pageants, musical and dramatic works, and amusements and entertainments of all kinds in connection with the theatre, cinema, ice rinks, variety stage, music halls, radio, television, and other means of transmitting sound or pictorial effects, and to enter into any arrangements for the management, conduct, control and carrying on of any such business or businesses, and for the supply of plays, opera and ballet works, arrangements, dances, ensembles, scripts, librettos, music, artistes, performers, musicians, materials and all other things connected therewith.

(20) To carry on the business or businesses of proprietors, lessees, licensees and managers of theatres, cinemas, ice rinks, studios and other buildings and property, and to let and sub-let accommodation therein and to provide for the tenants, hirers and users thereof, upon such terms as may seem to the company expedient, all or any of the machinery, equipment, power, light heat, gas, chattels, effects, raw and other materials, facilities and conveniences necessary or desirable for the purpose to which any such buildings or property or any part thereof may for the time being and from time to time be used by such tenants, hirers and users thereof.

(21) To acquire and deal with the property following:

     (a) The business property and liabilities of any company, firm, or persons carrying on any business within the objects of this company;

     (b)  Lands, buildings, easements, and other interests in real estate;

     (c)  Plant, machinery, personal estate and effects;
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     (d)  Patents, patent rights or inventions, copyrights, designs, trademarks or secret processes;

     (e) Shares or stock or securities in or of any company or undertaking the acquisition of which may promote or advance the interest of this company;

(22) To perform or do all or any of the following operations acts or things:

     (a) To pay all the costs charges and expenses of the promotion and establishment of the company;

     (b) To sell, let, dispose of or grant rights over all or any property of the company;

     (c) To erect buildings, plant and machinery for the purposes of the company;

     (d) To make experiments in connection with any business of the company and to protect any inventions of the company by letters patent or otherwise;

     (e) To grant licences to use patents, patent rights or inventions, copyrights, designs, trademarks, or secret processes of the company;

     (f) To manufacture plant, machinery, tools, goods and things for any of the purposes of the business of the company;

     (g) To draw accept and negotiate bills of exchange, promissory notes, and other negotiable instruments;

     (h) To underwrite the shares, stocks or securities of any other company and to pay underwriting commissions and brokerage
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          on any shares, stock or securities issued by this company;

     (i) To borrow money or to receive money on deposit either without security or secured by debentures, debenture stock (perpetual or terminable), mortgage, or other security charged on the undertaking or on all or any of the assets of the company, including uncalled capital;

     (j) To lend money, with or without security, and to invest money of the company in such manner (other than in the shares of this company) as the directors think fit;

     (k) To enter into arrangements for joint working in business or for sharing profits, or for amalgamation with any other company, firm or person carrying on business within the objects of this company;

     (l)  To promote companies;

     (m) To sell the undertaking and all or any of the property of the company for cash, or stock, shares, or securities of any other company, or for other consideration;

     (n) To provide for the welfare of persons employed or formerly employed by the company, or any predecessors in business of the company, and the wives, widows, and families of such persons by grants of money pensions or other aid or otherwise as the company shall think fit;

     (o) To subscribe to, or otherwise aid, benevolent, charitable, national or other institutions, or objects of a public character, or which have any moral or other claims to support or aid the company by reason of the nature or the locality of its operations or otherwise;
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     (p)  To distribute in specie assets of the company properly distributable amongst its members;

(23) To do all or any of the things hereinbefore authorised either alone, or in conjunction with, or by or through factors, trustees, or agents;

(24) To do all such other things as are incidental or which the company may think conducive to the attainment of the above objects or any of them.

4.        The liability of the members is limited.

5. The Share Capital of the Company is $5,000.00 divided into 5,000 shares of $1.00 each, with power to increase or reduce the said capital, and to divide the shares in the capital for the time being, whether original or increased, into several classes, and attach thereto respectively any preferential, deferred, qualified, or special rights, privileges or conditions whether as to voting or otherwise, and to modify or deal with in the manner mentioned in Clause 28a of the accompanying Articles of Association but not otherwise, any rights for the time being attached to any class or classes of shares in the Company so that Clause 28a of the said Articles of Association shall be deemed to be incorporated herein and have effect accordingly.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and we respectively agree to take the Number of Shares in the capital of the company set opposite our respective names:-